EXHIBIT 12

                     MERRILL LYNCH PREFERRED CAPITAL TRUST I
                     MERRILL LYNCH PREFERRED FUNDING I, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                                       For the Year Ended December 26, 1997
                                ------------------------------------------------
                                Merrill Lynch Preferred  Merrill Lynch Preferred
                                     Capital Trust I          Funding I, L.P
                                -----------------------  -----------------------

Earnings                               $22,094,110             $25,914,731
                                       ===========             ===========

Fixed charges                          $        --             $        --

Preferred securities distribution
  requirements                          21,312,500              21,971,653
                                       -----------             -----------

Total combined fixed charges and
  preferred securities distributions   $21,312,500             $21,971,653
                                       ===========             ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                    1.04                    1.18



                                 For the Period December 17 to December 27, 1996
                                ------------------------------------------------
                                Merrill Lynch Preferred  Merrill Lynch Preferred
                                     Capital Trust I          Funding I, L.P
                                -----------------------  -----------------------

Earnings                                 $671,356                $785,818
                                         ========                ========



Fixed charges                            $     --                $     --

Preferred securities distribution
  requirements                            651,215                 671,356
                                         --------                --------

Total combined fixed charges and
  preferred securities distributions     $651,215                $671,356
                                         ========                ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                   1.03                    1.17